Exhibit 99.1

August 20, 2019

Cree Reports Financial Results for the Fourth Quarter and Fiscal Year 2019

DURHAM, N.C. -- Cree, Inc. (Nasdaq: CREE) today announced revenue of $251.2 million for its fourth quarter of fiscal 2019, ended June 30, 2019. This represents a 5% decrease compared to revenue of $265.8 million reported for the fourth quarter of fiscal 2018, and an 8% decrease compared to the third quarter of fiscal 2019. GAAP net loss from continuing operations for the fourth quarter was $34.6 million, or $0.33 per diluted share, compared to GAAP net loss from continuing operations of $28.9 million, or $0.29 per diluted share, for the fourth quarter of fiscal 2018. On a non-GAAP basis, net income from continuing operations for the fourth quarter of fiscal 2019 was $11.5 million, or $0.11 per diluted share, compared to non-GAAP net income from continuing operations for the fourth quarter of fiscal 2018 of $14.5 million, or $0.14 per diluted share.

For fiscal year 2019, Cree reported revenue of $1.1 billion, which represents a 17% increase when compared to revenue of $0.9 billion for fiscal 2018. GAAP net loss from continuing operations was $57.9 million, or $0.56 per diluted share. This compares to a GAAP net loss from continuing operations of $16.4 million, or $0.17 per diluted share, for fiscal 2018. On a non-GAAP basis, net income from continuing operations for fiscal year 2019 was $76.9 million, or $0.74 per diluted share, compared to $36.9 million, or $0.37 per diluted share, for fiscal 2018.

“We are pleased with our performance in the quarter as non-GAAP earnings per share was within the top end of our updated range despite the challenging operating environment," stated Gregg Lowe, Cree CEO. "While the Huawei ban and softness in the LED market will continue to impact the sector in the short-term, our long-term outlook remains unchanged - there is a significant opportunity to help customers make the shift from silicon to silicon carbide solutions for their next generation applications.”

Business Outlook:

For its first quarter of fiscal 2020, Cree targets revenue from continuing operations in a range of $237 million to $243 million. GAAP net loss from continuing operations is targeted at $42 million to $46 million, or $0.39 to $0.43 per diluted share. Non-GAAP net loss from continuing operations is targeted to be in a range of $3 million to $7 million, or $0.03 to $0.07 per diluted share. Targeted non-GAAP loss from continuing operations excludes $39 million of estimated expenses, net of tax, related to stock-based compensation expense, the amortization or impairment of acquired intangibles, factory optimization restructuring and start-up costs, amortization of debt issuance costs and discount, and project and transaction costs. The GAAP and non-GAAP targets from continuing operations do not include any estimated change in the fair value of Cree’s Lextar investment.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fourth quarter and fiscal year 2019 results and the fiscal first quarter 2020 business outlook, including significant factors and assumptions underlying the targets noted above.

The conference call will be available to the public through a live audio web broadcast via the Internet. For webcast details, visit Cree's website at investor.cree.com/events.cfm.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available on Cree's website at investor.cree.com/results.cfm.

About Cree, Inc.

Cree is an innovator of Wolfspeed™ power and radio frequency (RF) semiconductors and lighting class LEDs. Cree’s Wolfspeed product families include SiC materials, power-switching devices and RF devices targeted for applications such as electric vehicles, fast charging inverters, power supplies, telecom and military and aerospace. Cree’s LED product families include blue and green LED chips, high-brightness LEDs and lighting-class power LEDs targeted for indoor and outdoor lighting, video displays, transportation and specialty lighting applications.

For additional product and Company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the Company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

The Company revised net cash provided by operating activities and total free cash flow for the three months ended and the year ended June 24, 2018 and net cash provided by financing activities for the year ended June 24, 2018 to correct the presentation of tax withholding for stock option exercises. The Company increased net cash provided by operations and total free cash flow by $0.3 million and $6.2 million for the three months and the year ended June 24, 2018, respectively, and decreased net cash provided by financing activities by $6.2 million for the year ended June 24, 2018. The Company concluded these errors were not material individually or in the aggregate to any of the periods impacted.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Cree’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about our plans to grow the Wolfspeed business and our ability to achieve our targets for the first quarter of fiscal 2020. Actual results could differ materially due to a number of factors, including the risk that the economic and political uncertainty caused by the already imposed and proposed tariffs by the United States on Chinese goods, and corresponding Chinese tariffs and currency devaluation in response, may negatively impact demand for our products; risks related to international sales and purchases, including the risk that US government actions with respect to Huawei Technologies Co. and its affiliates or other foreign customers or vendors may have a greater impact on our business and results of operations than our expectations; issues, delays or complications in completing required carve-out activities to allow the Company's former Lighting Products business unit to operate on a stand-alone basis after the closing, including incurring unanticipated costs to complete such activities; risks associated with integration or transition of the operations, systems and personnel of the Lighting Products business unit, each, as applicable, within the term of the post-closing transition services agreement between IDEAL Industries, Inc. (IDEAL) and Cree; the risk that costs associated with the divestiture will be greater than we expect; the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor's products instead; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk that our investments may experience periods of significant stock price volatility causing us to recognize fair value losses on our investment; the risk posed by managing an increasingly complex supply chain that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; the risk we may be required to record a significant charge to earnings if our remaining goodwill or amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; our ability to complete development and commercialization of products under development, such as our pipeline of Wolfspeed products, improved LED chips and LED components; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that our products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs, including costs associated with warranty returns or the potential recall of our products; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 24, 2018, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree® and Wolfspeed® are registered trademarks of Cree, Inc.

CREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Year Ended
(in millions of U.S. Dollars, except per share data)	June 30, 2019	June 24, 2018	June 30, 2019	June 24, 2018
Revenue, net	$251.2	$265.8	$1,080.0	$924.9
Cost of revenue, net	162.5	178.2	689.0	622.9
Gross profit	88.7	87.6	391.0	302.0
Gross margin percentage	35%	33%	36%	33%

Operating expenses:
Research and development	40.7	32.9	157.9	127.3
Sales, general and administrative	57.1	49.1	200.7	170.3
Amortization or impairment of acquisition-related intangibles	3.9	3.9	15.6	7.2
Loss on disposal or impairment of other assets	(1.1)	1.4	4.7	8.4
Other operating expense	13.7	8.1	28.0	16.8
Operating loss	(25.6)	(7.8)	(15.9)	(28.0)
Operating loss percentage	(10)%	(3)%	(1)%	(3)%

Non-operating expense (income), net	5.6	4.6	29.3	(10.4)
Loss before income taxes	(31.2)	(12.4)	(45.2)	(17.6)
Income tax expense (benefit)	3.4	16.5	12.7	(1.2)
Net loss from continuing operations	(34.6)	(28.9)	(57.9)	(16.4)
Net loss from discontinued operations	(99.2)	(4.4)	(317.2)	(263.5)
Net loss	(133.8)	(33.3)	(375.1)	(279.9)
Net (loss) income attributable to noncontrolling interest	(0.1)	—	—	0.1
Net loss attributable to controlling interest	($133.7)	($33.3)	($375.1)	($280.0)

Diluted loss per share from continuing operations attributable to controlling interest	($0.33)	($0.29)	($0.56)	($0.17)

Weighted average shares - diluted (in thousands)	105,922	100,981	103,576	99,530

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(in millions of U.S. Dollars)	June 30, 2019	June 24, 2018
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$1,051.4	$387.1
Accounts receivable, net	128.9	86.4
Income taxes receivable	0.2	2.3
Inventories	187.4	151.6
Prepaid expenses	23.3	24.5
Other current assets	19.7	12.9
Current assets held for sale	1.9	2.2
Current assets related to discontinued operations	—	223.4
Total current assets	1,412.8	890.4
Property and equipment, net	625.2	589.1
Goodwill	530.0	530.0
Intangible assets, net	197.9	215.8
Other long-term investments	39.5	57.5
Deferred tax assets	5.6	5.8
Other assets	5.9	11.5
Long-term assets related to discontinued operations	—	337.7
Total assets	$2,816.9	$2,637.8

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$200.9	$148.5
Accrued contract liabilities	45.8	—
Income taxes payable	3.0	—
Other current liabilities	18.5	19.3
Current liabilities related to discontinued operations	—	80.8
Total current liabilities	268.2	248.6

Long-term liabilities:
Long-term debt	—	292.0
Convertible notes, net	469.1	—
Deferred tax liabilities	2.0	3.1
Other long-term liabilities	36.4	0.5
Long-term liabilities related to discontinued operations	—	21.5
Total long-term liabilities	507.5	317.1

Shareholders’ equity:
Common stock	0.1	0.1
Additional paid-in-capital	2,874.1	2,549.1
Accumulated other comprehensive income	9.5	0.6
Accumulated deficit	(847.5)	(482.7)
Total shareholders’ equity	2,036.2	2,067.1
Non-controlling interest	5.0	5.0
Total equity	$2,041.2	$2,072.1
Total liabilities and shareholders’ equity	$2,816.9	$2,637.8

CREE, INC.
CONSOLIDATED CASH FLOWS
(unaudited)

	Fiscal Years Ended
(in millions of U.S. Dollars)	June 30, 2019	June 24, 2018
Cash flows from operating activities:
Net loss	($375.1)	($279.9)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	143.6	153.9
Amortization of debt issuance costs and discount	18.3	—
Stock-based compensation	78.0	43.2
Loss on sale of business	66.2	—
Goodwill impairment charges	90.3	247.5
Impairment of acquisition-related intangibles	107.3	—
Impairment of inventory	12.2	—
Loss on disposal or impairment of long-lived assets	3.2	10.7
Amortization of premium/discount on investments	2.4	4.8
Loss (gain) on equity method investment	16.2	(7.1)
Foreign exchange loss (gain) on equity method investment	1.3	(0.6)
Deferred income taxes	(0.4)	(40.0)
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable, net	22.3	(4.8)
Inventories	(43.3)	11.0
Prepaid expenses and other assets	3.8	(5.4)
Accounts payable, trade	6.4	14.3
Accrued salaries and wages and other liabilities	28.0	25.9
Accrued contract liabilities	21.6	—
Net cash provided by operating activities	202.3	173.5
Cash flows from investing activities:
Purchases of property and equipment	(142.4)	(185.7)
Purchases of patent and licensing rights	(10.6)	(10.1)
Proceeds from sale of property and equipment	0.3	0.6
Purchases of short-term investments	(517.2)	(200.7)
Proceeds from maturities of short-term investments	177.4	224.2
Proceeds from sale of short-term investments	46.4	177.0
Purchase of acquired business, net of cash acquired	—	(429.2)
Proceeds from sale of business, net	219.0	—
Net cash used in investing activities	(227.1)	(423.9)
Cash flows from financing activities:
Proceeds from issuing shares to noncontrolling interest	—	4.9
Payment of acquisition-related contingent consideration	—	(1.8)
Proceeds from long-term debt borrowings	95.0	670.0
Payments on long-term debt borrowings	(387.0)	(523.0)
Proceeds from issuance of common stock	158.0	92.6
Tax withholding on stock option exercises	(21.6)	(6.2)
Proceeds from convertible notes	575.0	—
Payments of debt issuance costs	(12.9)	—
Net cash provided by financing activities	406.5	236.5
Effects of foreign exchange changes on cash and cash equivalents	(0.1)	0.2
Net increase (decrease) in cash and cash equivalents	381.6	(13.7)
Cash and cash equivalents:
Beginning of period	118.9	132.6
End of period	$500.5	$118.9

CREE, INC.
FINANCIAL RESULTS BY OPERATING SEGMENT
(in millions of U.S. Dollars, except percentages)
(unaudited)

The following table reflects the results of the Company's reportable segments as reviewed by the Company's Chief Executive Officer, its Chief Operating Decision Maker (CODM), for the three months and year ended June 30, 2019 and the three months and year ended June 24, 2018. The CODM does not review inter-segment transactions when evaluating segment performance and allocating resources to each segment. As such, total segment revenue is equal to the Company's consolidated revenue.

	Three Months Ended
	June 30, 2019	June 24, 2018	Change
Wolfspeed revenue	$134.2	$110.0	$24.2	22%
Wolfspeed percent of revenue	53%	41%
LED Products revenue	117.0	155.8	(38.8)	(25)%
LED Products percent of revenue	47%	59%
Total revenue	$251.2	$265.8	($14.6)	(5)%

	Year Ended
	June 30, 2019	June 24, 2018	Change
Wolfspeed revenue	$538.2	$328.6	$209.6	64%
Wolfspeed percent of revenue	50%	36%
LED Products revenue	541.8	596.3	(54.5)	(9)%
LED Products percent of revenue	50%	64%
Total revenue	$1,080.0	$924.9	$155.1	17%

	Three Months Ended
	June 30, 2019	June 24, 2018	Change
Wolfspeed gross profit	$67.4	$52.6	$14.8	28%
Wolfspeed gross margin	50%	48%
LED Products gross profit	28.3	42.7	(14.4)	(34)%
LED Products gross margin	24%	27%
Unallocated costs	(7.0)	(2.3)	(4.7)	(204)%
COGS acquisition related costs	—	(5.4)	5.4	100%
Consolidated gross profit	$88.7	$87.6	$1.1	1%
Consolidated gross margin	35%	33%

	Year Ended
	June 30, 2019	June 24, 2018	Change
Wolfspeed gross profit	$258.7	$158.5	$100.2	63%
Wolfspeed gross margin	48%	48%
LED Products gross profit	150.0	157.9	(7.9)	(5)%
LED Products gross margin	28%	26%
Unallocated costs	(17.7)	(9.0)	(8.7)	(97)%
COGS acquisition related costs	—	(5.4)	5.4	100%
Consolidated gross profit	$391.0	$302.0	$89.0	29%
Consolidated gross margin	36%	33%
Reportable Segments Description
The Company's Wolfspeed segment's products consists of silicon carbide (SiC) and gallium nitride (GaN) materials, and power devices and RF devices based on silicon (Si) and wide bandgap semiconductor materials. The Company's LED Products segment's products consist of LED chips and LED components.
Financial Results by Reportable Segment
The Company's CODM reviews gross profit as the lowest and only level of segment profit. As such, all items below gross profit in the consolidated statements of loss must be included to reconcile the consolidated gross profit presented in the preceding table to the Company's consolidated loss before taxes.
The Company allocates direct costs and indirect costs to each segment's cost of revenue. The allocation methodology is based on a reasonable measure of utilization considering the specific facts and circumstances of the cost being allocated.
Certain costs are not allocated when evaluating segment performance. These unallocated costs consist primarily of manufacturing employees' stock-based compensation, annual incentive plans and matching contributions under the Company's 401(k) Plan.
The cost of goods sold (COGS) acquisition related cost adjustment includes inventory fair value amortization of the fair value increase to inventory recognized at the date of acquisition, and acquisition costs resulting from the purchase of certain assets from Infineon's RF Power (RF Power) business in our fiscal third quarter, impacting cost of revenue for fiscal 2018. These costs were not allocated to the reportable segments’ gross profit for fiscal 2018 because they represent an adjustment which does not provide comparability to the corresponding prior period and therefore were not reviewed by our CODM when evaluating segment performance and allocating resources.

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating income, non-GAAP non-operating income, net, non-GAAP net income, non-GAAP earnings per diluted share and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release. In this press release, Cree also presents its target for non-GAAP expenses, which are expenses less expenses in the various categories described below. Both our GAAP targets and non-GAAP targets do not include any estimated changes in the fair value of our Lextar investment.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree's results of operations in conjunction with the corresponding GAAP measures.
Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Cree's management uses financial statements that do not include the items listed below and the income tax effects associated with the foregoing. Cree's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
Cree excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock, performance stock awards and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.
Amortization or impairment of acquisition-related intangibles. Cree incurs amortization or impairment of acquisition-related intangibles in connection with acquisitions. Cree excludes these items because they arise from Cree's prior acquisitions and have no direct correlation to the ongoing operating results of Cree's business.
Corporate business restructuring. In April 2018, Cree began the process to restructure and realign the Company's cost base with the long-range business strategy. Activities included the sale or abandonment of certain equipment, facility consolidation, and the elimination of certain positions. Because these charges relate to assets which had been retired prior to the end of their estimated useful lives and severance costs for eliminated positions, Cree does not believe these charges are reflective of ongoing operating results. Similarly, Cree does not consider the realized losses on sale of assets relating to the restructuring to be reflective of ongoing operating results. This process was completed in the second quarter of fiscal 2019.
Sales restructuring. In June 2019, the Company approved and implemented a sales restructuring plan to restructure and realign the Company's geographical sales team with the skills and experience needed to execute on our business objectives. Because these charges relate to severance costs for eliminated positions, Cree does not believe these charges are reflective of ongoing operating results.

Factory optimization restructuring. In May 2019, the Company started a significant, multi-year factory optimization plan ("factory optimization plan") to be anchored by a state-of-the-art, automated 200mm silicon carbide fabrication facility and a large materials factory at its U.S. campus headquarters in Durham, North Carolina. As part of the plan, the Company will incur restructuring costs associated with the movement of equipment as well as disposals and impairments on certain long-lived assets. Because these charges relate to assets which had been retired prior to the end of their estimated useful lives, Cree does not believe these costs are reflective of ongoing operating results. Similarly, Cree does not consider the realized losses on sale of assets relating to the restructuring to be reflective of ongoing operating results.
Project and transaction-related costs. The Company has incurred transaction, transition, and integration costs in conjunction with the acquisition of certain assets of the Infineon Technologies AG RF Power ("RF Power" business) and the sale of the Company's Lighting Products business unit to IDEAL. Cree excludes these items because Cree believes they are not reflective of the ongoing operating results of Cree's business.
Executive severance. The Company has incurred costs in conjunction with the termination of key executive personnel. Cree excludes these items because they have no direct correlation to the ongoing operating results of Cree's business.
Factory optimization start-up costs. The Company has incurred and will incur start-up costs as part of the factory optimization plan. Cree does not believe these costs are reflective of ongoing operating results.
Asset impairment. The Company incurred impairment charges in conjunction with the sale of the Lighting Products business unit for assets excluded from the purchase agreement. Cree excludes these items because Cree believes they are not reflective of the ongoing operating results of Cree's business.
Transition service agreement costs. As a result of the sale of the Lighting Products business unit, the Company is providing certain IT services under a transition services agreement which will not be reimbursed. Cree excludes the costs of these services because Cree believes they are not reflective of the ongoing operating results of Cree's business.
Net changes in fair value of our Lextar investment. The Company's common stock ownership investment in Lextar Electronics Corporation is accounted for utilizing the fair value option. As such, changes in fair value are recognized in income, including fluctuations due to the exchange rate between the New Taiwan Dollar and the United States Dollar. Cree excludes the impact of these gains or losses from its non-GAAP measures because they are non-cash impacts that Cree does not believe are reflective of ongoing operating results. Additionally, Cree excludes the impact of dividends received on its Lextar investment as Cree does not believe it is reflective of ongoing operating results.
Foreign exchange gain on RF Power transaction. The Company incurred foreign exchange gains on hedges purchased for the RF Power business asset purchase. Cree excludes the impact of this gain because it is not considered to be reflective of ongoing operations.
Accretion on convertible notes. In August 2018, the Company issued $575 million in convertible notes resulting in interest accretion on the convertible notes' issue costs and fair value adjustments. Management considers these items as either limited in term or having no impact on the Company's cash flows, and therefore has excluded such items to facilitate a review of current operating performance and comparisons to our past operating performance.
Income tax adjustment. This amount reconciles GAAP tax expense (benefit) to a calculated non-GAAP tax expense (benefit) utilizing a non-GAAP tax rate. The non-GAAP tax rate estimates an appropriate tax rate if the listed non-GAAP items were excluded. This reconciling item adjusts non-GAAP net income to the amount it would be if the calculated non-GAAP tax rate was applied to non-GAAP income before taxes.
Certain Non-GAAP adjustments relating to restructuring and executive severance costs were stated incorrectly in the Non-GAAP Operating Income and Non-GAAP Net Income (Loss) from Continuing Operations tables in the Company's third quarter press release (Exhibit 99.1 on Form 8-K dated May 1, 2019). When corrected, Non-GAAP Operating Income for the nine months ended March 31, 2019 was $77.4 million and Non-GAAP Net Income from Continuing Operations for the nine months ended March 31, 2019 was $65.4 million. Non-GAAP Operating Income for the three months ended March 31, 2019, Non-GAAP Net Income (Loss) from Continuing Operations for the three months ended

March 31, 2019, Non-GAAP Gross Margin for the three and nine months ended March 31, 2019 and Free Cash Flow for the three and nine months ended March 31, 2019 were not affected.
Cree expects to incur many of these same expenses, including income taxes associated with these expenses, in future periods. In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance and liquidity. Free cash flow represents operating cash flows less net purchases of property and equipment and patent and licensing rights. Cree considers free cash flow to be an operating performance and a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, a portion of which can then be used to, among other things, invest in Cree's business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of operating performance and liquidity is that it does not represent the residual cash flow available to the company for discretionary expenditures, as it excludes certain mandatory expenditures such as debt service.
CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in millions of U.S. Dollars, except per share amounts and percentages)
(unaudited)

Non-GAAP Gross Margin

	Three Months Ended		Year Ended
	June 30, 2019	June 24, 2018	June 30, 2019	June 24, 2018
GAAP gross profit	$88.7	$87.6	$391.0	$302.0
GAAP gross margin percentage	35%	33%	36%	33%
Adjustments:
Stock-based compensation expense	3.2	1.8	8.8	6.5
Project and transaction costs	—	5.3	2.7	5.4
Non-GAAP gross profit	$91.9	$94.7	$402.5	$313.9
Non-GAAP gross margin percentage	37%	36%	37%	34%

Non-GAAP Operating Income

	Three Months Ended		Year Ended
	June 30, 2019	June 24, 2018	June 30, 2019	June 24, 2018
GAAP operating loss	($25.6)	($7.8)	($15.9)	($28.0)
GAAP operating loss percentage	(10)%	(3)%	(1)%	(3)%
Adjustments:
Stock-based compensation expense:
Cost of revenue, net	3.2	1.8	8.8	6.5
Research and development	2.2	1.1	7.7	6.8
Sales, general and administrative	10.3	5.6	33.1	24.6
Total stock-based compensation expense	15.7	8.5	49.6	37.9
Amortization or impairment of acquisition-related intangibles	3.9	3.9	15.6	7.2
Corporate business restructuring	—	3.8	2.6	3.8
Sales restructuring	1.6	—	1.6	—
Factory optimization restructuring	4.1	—	4.1	—
Project and transaction costs	6.2	9.6	19.6	13.9
Executive severance	0.3	—	1.3	4.5
Factory optimization start-up costs	1.5	—	1.5	—
Asset impairment	(0.8)	—	4.3	—
Transition service agreement costs	3.0	—	3.0	—
Total adjustments to GAAP operating loss	35.5	25.8	103.2	67.3
Non-GAAP operating income	$9.9	$18.0	$87.3	$39.3
Non-GAAP operating income percentage	4%	7%	8%	4%

Non-GAAP Non-Operating Income (Expense), net

	Three Months Ended		Year Ended
	June 30, 2019	June 24, 2018	June 30, 2019	June 24, 2018
GAAP non-operating (expense) income, net	($5.6)	($4.6)	($29.3)	$10.4
Adjustments:
Net changes in the fair value of Lextar investment	4.1	2.4	17.5	(7.7)
Foreign exchange gain on RF Power acquisition	—	—	—	(1.9)
Accretion on convertible notes	5.6	—	18.3	—
Non-GAAP non-operating income (expense), net	$4.1	($2.2)	$6.5	$0.8

Non-GAAP Net Income

	Three Months Ended		Year Ended
	June 30, 2019	June 24, 2018	June 30, 2019	June 24, 2018
GAAP net loss from continuing operations	($34.6)	($28.9)	($57.9)	($16.4)
Adjustments:
Stock-based compensation expense	15.7	8.5	49.6	37.9
Amortization or impairment of acquisition-related intangibles	3.9	3.9	15.6	7.2
Corporate business restructuring	—	3.8	2.6	3.8
Sales restructuring	1.6	—	1.6	—
Factory optimization restructuring	4.1	—	4.1	—
Project and transaction costs	6.2	9.6	19.6	13.9
Executive severance	0.3	—	1.3	4.5
Factory optimization start-up costs	1.5	—	1.5	—
Asset impairment	(0.8)	—	4.3	—
Transition service agreement costs	3.0	—	3.0	—
Net changes in fair value of the Lextar investment	4.1	2.4	17.5	(7.7)
Foreign exchange gain on RF Power transaction	—	—	—	(1.9)
Accretion on convertible notes	5.6	—	18.3	—
Total adjustments to GAAP net loss from continuing operations before provision for income taxes	45.2	28.2	139.0	57.7
Income tax adjustment - benefit/(expense)	0.9	15.2	(4.2)	(4.4)
Non-GAAP net income from continuing operations	$11.5	$14.5	$76.9	$36.9

Non-GAAP diluted earnings per share from continuing operations	$0.11	$0.14	$0.74	$0.37

Non-GAAP weighted average shares (in thousands)	105,922	100,981	103,576	99,530

Free Cash Flow

	Three Months Ended		Year Ended
	June 30, 2019	June 24, 2018	June 30, 2019	June 24, 2018
Net cash provided by operating activities	$2.9	$42.2	$202.3	$173.5
Less: PP&E spending	(35.9)	(57.3)	(142.4)	(185.7)
Less: Patents spending	(1.5)	(2.2)	(10.6)	(10.1)
Total free cash flow	($34.5)	($17.3)	$49.3	($22.3)

CREE, INC.
Business Outlook Unaudited GAAP to Non-GAAP Reconciliation
(in millions)

Three Months Ended
September 29, 2019
GAAP net loss outlook range	($42) to ($46)
Adjustments:
Stock-based compensation expense	16
Amortization or impairment of acquired intangibles	4
Factory optimization restructuring and start-up costs	3
Accretion on convertible notes	6
Project and transaction costs	6
Total adjustments to GAAP net loss before provision for income taxes	35
Income tax adjustment - increase/(decrease)	4
Non-GAAP net loss outlook range	($3) to ($7)

Contact:
Tyler Gronbach
Cree, Inc.
Vice President, Investor Relations
Phone: 919-407-4820
investorrelations@cree.com

Source: Cree, Inc.